Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Thomas L. Amell, President and Chief Executive Officer of Pioneer Bancorp, Inc., (the “Company”) and Patrick J. Hughes, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that they have reviewed the Transition Report on Form 10-K for the six months ended December 31, 2024 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
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Date:	March 12, 2025	/s/ Thomas L. Amell
Thomas L. Amell
President and Chief Executive Officer

Date:	March 12, 2025	/s/ Patrick J. Hughes
Patrick J. Hughes
Executive Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Pioneer Bancorp, Inc. and will be retained by Pioneer Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.